UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 18, 2012

ATHENA SILVER CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	25-1909408
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive #312, Vacaville, CA	95687
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Effective July 18, 2012, Athena Silver Corporation, a Delaware corporation (“Athena” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with John D. Gibbs, a principal shareholder.  Pursuant to the Credit Agreement,  an unsecured credit facility in the maximum amount of One Million Dollars ($1,000,000) will be available to the Company and will be evidenced by advances made under Credit Notes.  The aggregate principal amount borrowed, together with interest at the rate of 5% per annum, will be due in full on July 31, 2013 and is convertible, at the option of the lender, into shares of common stock of the Company at a conversion price of $0.50 per share.

The above summary is qualified by reference to the text of the Credit Agreement and form of Credit Note that are filed herewith as exhibits hereto and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Athena Silver Corporation, a Delaware corporation (the "Company"), completed July 18, 2012.

1.a.

Effective July 18, 2012, the Company issued an aggregate of 25,000 shares of common stock, $.0001 par value (the “Common Stock” or “Shares”) valued at $0.25 per share (the “Securities”) in consideration of services.

b.

The shares were issued to one (1) person.  The shares issued were “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

c.

The Company paid no fees or commissions in connection with the issuance of the Shares.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

 Not applicable.

f.

There were no proceeds received.

ITEM 7.01	REGULATION FD DISCLOSURE

      On July 18, 2012, Athena Silver Corporation (the “Company”) issued a press release announcing that it has entered into a $1M unsecured convertible credit facility.  A copy of the press release is attached hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Credit Agreement by and between Athena Silver Corporation and John D. Gibbs
10.2	Form of Credit Note
99.1	Press Release dated July 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: July 19, 2012	By: __/s/ John C. Power____ John C. Power President and Chief Executive Officer Principal Financial Officer

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